As filed with the Securities and Exchange Commission on October 11, 2023

Registration No. 333-270826
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
|
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-3
REGISTRATION STATEMENT NO. 333-270826
UNDER
THE SECURITIES ACT OF 1933
____________________________

SIGNA Sports United N.V.
(Exact name of registrant as specified in its charter)

The Netherlands	2836	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Kantstraße 164, Upper West 10623 Berlin, Federal Republic of Germany +49 (30) 700 108 900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc. 122 East 42nd Street, 18th Floor New York, NY 10168 (212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

P. Michelle Gasaway, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, CA 90071 (213) 687-5000	Stephan Hutter, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Taunustor 1, TaunusTurm 60310 Frankfurt am Main, Republic of Germany +49 (69) 742 200

____________________________
Approximate date of commencement of proposed sale to the public: Not applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE
DEREGISTRATION OF UNSOLD SECURITIES
SIGNA Sports United, N.V., a Dutch public limited liability company, (“SSU” or the “Company”), is filing this Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form F-3 (No. 333-270826) (the “Registration Statement”), previously filed with the Securities and Exchange Commission (the “SEC”) to terminate all offerings and deregister:

•any and all securities, registered but unsold or otherwise unissued as of the date hereof under the Registration Statement, filed with the SEC on March 24, 2022, as amended on July 10, 2023 and declared effective on July 21, 2023, registering (i) the offer and sale, from time to time, by the selling security holders identified in this prospectus (each a “Selling Security holder” and, collectively, the “Selling Security holders”), or their permitted transferees, of (a) up to 339,156,435 ordinary shares, nominal value of €0.12 per share (the “Ordinary Shares”) (including shares underlying Public Warrants, as defined herein) and (b) up to 5,933,333 public warrants (the “Public Warrants”) and (ii)the issuance by us of up to 950,000 RSUs to be granted as the IPO Bonus (as defined herein) and up to 950,000 Ordinary Shares upon vesting of an equivalent number of the RSUs.
On October 11, 2023, the New York Stock Exchange (“NYSE”) filed a Form 25 with the Securities Exchange Commission (“SEC”) for removal of the Company’s ordinary shares and warrants from listing and registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Form 25 will go effective on October 23, 2023, at which time our securities will automatically delist from NYSE. Following the delisting and deregistration under Section 12(b), the Company intends to file a Form 15 Certification and Notice of Termination of Registration under Section 12(g) of the Exchange Act and Suspension of Duty to File Reports under Sections 13 and 15(d) of the Exchange Act. In connection therewith, the Company has terminated all offerings its of securities pursuant to the Registration Statement. In accordance with the undertaking made by the Company in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered which remain unsold at the termination of the offering, the Company hereby removes from registration any and all securities registered but unsold or otherwise unissued under the Registration Statement as of the date hereof. After giving effect to this Amendment, there will be no remaining securities registered by the Company pursuant to the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berlin, Federal Republic of Germany, on the 11th day of October, 2023.

SIGNA SPORTS UNITED N.V.

By:	/s/ Dr. Stephan Zoll
	Name:	Dr. Stephan Zoll
	Title:	Chief Executive Officer and Executive Director

 No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933.

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act, the undersigned, the duly undersigned representative in the United States of SIGNA Sports United N.V., has signed this registration statement in the city of New York, United States, on the 11th day of October, 2023.

SIGNA SPORTS UNITED N.V.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.